AGREEMENT FOR THE EXCHANGE OF STOCK

         THIS AGREEMENT FOR THE EXCHANGE OF STOCK ("Agreement") is executed this 3RD day of February 1997 by and between Eurotronics Holdings Incorporated, a Utah corporation ("EHI"), InterConnect West, Inc., a Utah corporation ("ICW"), Mark Tolman, an individual, Canton Financial Services Corporation, a Nevada corporation ("CFSC"), and James Tilton, an individual.

                                    RECITALS

         Whereas, ICW and its sole shareholder, Mark Tolman (collectively hereinafter referred to as "ICW"), desire to exchange and transfer all of ICW's capital stock to EHI and EHI desires to acquire any and all rights and interests in and to all of the issued and outstanding capital stock of ICW in exchange for certain shares of EHI's common stock;

         Whereas, the parties desire to make this transaction a tax-free exchange of stock under the Internal Revenue Code of 1986, as amended (the "Code").

         Whereas, the parties desire to utilize the services of CFSC in connection with this Agreement.

         Whereas, the parties hereto were either parties to, or the beneficiaries of, a predecessor to this Agreement, executed on July 16, 1996, and the parties wish to modify certain consideration terms of that previous agreement.

                                    AGREEMENT

         NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

1. Consideration and Exchange of Shares. At the closing, as defined in Section 7 ("Closing"), ICW agrees to exchange, assign, transfer and convey exclusively to EHI all of the issued and outstanding shares of capital stock of ICW ("ICW Shares").

         At Closing, EHI will issue to Mark Tolman 2.3 million (2,300,000) shares of common stock, par value $0.0001 ("Common Stock"), which shall be issued pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Act") (the "Shares"). The Shares shall be issued after EHI completes a 1-for-2 reverse stock split to be effected by EHI at or before Closing. EHI warrants that the 1-for-2 reverse split shall constitute the only stock division to be conducted by EHI for a period of at least one year after the execution of this Agreement. From and after Closing, ICW will become a wholly-owned subsidiary of EHI, and the name of EHI will duly be changed, with the assistance of CFSC, to "Access Market Square, Inc" as soon as is practicable.

         As consideration for services CFSC has performed related to the negotiation and execution of this Agreement, EHI shall issue to CFSC an aggregate of 316,620 shares of Common Stock which shall be issued pursuant of a Form S-8 Registration Statement or other available registration statement under the Act .
The registered shares of Common Stock under this Paragraph shall be issued to CFSC as follows:


              79,155 registered shares shall be issued on or before Closing, but shall be held in escrow for 90 days by an escrow agent to be mutually selected by EHI and CFSC.
              79,155 registered shares shall be issued on or before 90 days after Closing..
              79,155 registered shares shall be issued on or before 180 days after Closing.
              79,155 registered shares shall be issued on or before 270 days after Closing.

All shares to be issued to CFSC shall account for a 1-for-2 reverse stock split to be effected by EHI at or before Closing. If EHI shall fail, without good cause, to issue any shares according to the schedule set forth above, interest of eight per cent per annum shall accrue on the fair market value of such undelivered shares.

         In addition to the Common Stock specified above, CFSC shall receive from EHI $100,000 payable in cash at a date to be mutually agreed upon but which date shall not be more than 90 days after the execution of this Agreement. Any amounts which remain unpaid after 90 days shall be paid, at CFSC's option, through the issuance of registered shares of EHI Common Stock. For purposes of this Paragraph, such shares shall be valued at one-half the average bid and asked prices and the day such shares are actually issued.

         EHI hereby agrees to issue 15,000 shares of Common Stock, restricted pursuant to Rule 144, to James Tilton, EHI's former president and director, in exchange for services Mr. Tilton performed in negotiating and executing the Agreement. The Common Stock to be issued to Mr. Tilton shall be issued subsequent to the 1-for-2 reverse stock split.

2.   Performance by CFSC.  CFSC hereby covenants as follows:

         a. At Closing, CFSC shall deliver to EHI for cancellation any and right, title and interest then held by CFSC in 677,149 shares of EHI's Common Stock currently represented by certificate numbers 5507 and 5510.

         b. At Closing, CFSC shall release EHI from EHI's obligation to compensate CFSC for consulting services CFSC has performed to EHI through Closing.

3.     Representation and Warranties of ICW.  ICW represents and warrants that:

    a. Its shareholder, Mark Tolman ("Shareholder"), is a citizen of the United States of America.

    b. The Shareholder is acquiring the Shares for his own account and not with a view to any distribution within the meaning of the Act. The Shareholder acknowledges that he has been advised and made aware that
         (i) EHI is relying upon an exemption under the Act predicated upon his representations and warranties contained in this Agreement, and (ii) the Shares issued to the Shareholder pursuant to this Agreement will be "restricted stock" within the meaning of Rule 144 of the Act. Unless, and until the Shares are registered under the Act, they will be subject to limitations upon resale set forth in Rule 144.

    c. The Shareholder has received all of the information he considers necessary and appropriate for determining whether to acquire the Shares pursuant to this Agreement. The Shareholder is familiar with the business, affairs, risks and properties of EHI. The Shareholder has had an opportunity to ask questions of and receive answers from EHI and its officers, directors and other representatives regarding EHI and the terms and conditions of the exchange of the Shares. The Shareholder has had the opportunity to obtain any additional information EHI possesses or could acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished.

    d. The Shareholder has such knowledge and expertise in financial and business matters that he is capable of evaluating the merits and substantial risks of an investment in the Shares and is able to bear the economic risks relevant to the acquisition of the Shares hereunder.

    e. The Shareholder is relying solely upon independent consultation with his professional, legal, tax, accounting and any other advisors as he deems to be appropriate in purchasing the Shares; the Shareholder has been advised by, and has consulted with, his professional tax and legal advisors with respect to any tax consequences of investing in EHI.

    f. The Shareholder recognizes that an investment in the securities of EHI involves substantial risk and understands all of the risk factors related to the acquisition of the Shares.

    g.   The Shareholder understands that there may be no market for the Shares.

    h. The Shareholder's financial condition is such that he is under no present or contemplated future need to dispose of any portion of Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

    i. Without in any way limiting the representation set forth above, the Shareholder further agrees not to make any disposition of all or any portion of the Shares unless and until:

              (1) There is then in effect a registration statement or exemption under the Act covering such proposed disposition and such disposition is made in accordance with the requirements of such registration statement or exemption; or

              (2) He shall have  notified  EHI of the proposed  disposition  and shall  have  furnished  EHI  with  a  detailed  statement  of  the circumstances surrounding the proposed disposition, and if requested by EHI, the Shareholder shall have furnished EHI with an opinion of counsel, reasonably satisfactory to EHI and its counsel, that such disposition is proper under the applicable rules and regulations promulgated under the Act.

    j. It is understood that the certificates evidencing the Shares will bear substantially the following legend:

              "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor qualified under the securities laws of any states, and have been issued in reliance upon exemptions from such registration and qualification for non-public offerings. Accordingly, the sale, transfer, pledge, hypothecation, or other disposition of any such securities or any interest therein may not be accomplished except pursuant to an effective registration statement or exemption under the Act and qualification under applicable State securities laws, or pursuant to an opinion of counsel, satisfactory in form and substance to the Issuer to the effect that such registration or exemption and qualification are not required."

    k. ICW confers full authority upon EHI (i) to instruct its transfer agent not to transfer any of the Shares until it has received written approval from EHI and (ii) affix the legend in Subparagraph j above to the fact of the certificate or certificates representing the Shares.

    l. The Shareholder understands that EHI is relying upon his representations and warranties as contained in this Agreement in consummating the sale and transfer of the Shares without registering them under the Act or any law. Therefore, the Shareholder agrees to indemnify EHI against, and hold it harmless from, all losses, liabilities, costs, penalties and expenses (including attorney's fees) which arise as a result of a sale, exchange or other transfer of the Shares other than as permitted under this Agreement. The Shareholder further understands and agrees that EHI will make an appropriate notation on its transfer records of the restrictions applicable to these Shares.

    m. The Shareholder has fully disclosed his financial condition as required by law in connection with the Shares to EHI or its agent. At Closing, the Shareholder and management of ICW will deliver a certificate attesting, among other things, that there will have been no material changes in the condition of the business or its finances as reflected in its financial statements, which shall be audited in accordance with generally accepted accounting principles; that all corporate authority has been duly taken to enter into and close this transaction; that there are no material undisclosed liabilities, claims, or judgments against ICW; and that all legal and governmental regulations or authorities will have been complied with, or arrangements made for compliance, including arrangements for any such outstanding liabilities, claims, or judgments.

4.     Representations and Warranties of EHI.  EHI represents and warrants that:

    a. It is a corporation duly organized, and validly existing under the laws of the State of Utah, United States of America.

    b.   Prior to the execution of this  Agreement  and/or any  predecessors  of
         this  Agreeement,   EHI  had  no  assets,  liabilities  or  outstanding
         contracts except as may be expressly mentioned in this Agreement.

    c. It has all necessary corporate power and authority under the laws of Utah and all other applicable provisions of law to own its properties and other assets now owned by it, to carry on its business as now being conducted, and to execute and deliver and carry out the provisions of this Agreement.

    d. All corporate action on its part required for the lawful execution and delivery of this Agreement and the issuance, execution and delivery of the Shares have been duly and effectively taken. Upon execution and delivery, this Agreement will constitute its valid and binding obligation, enforceable in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency or similar laws and judicial decisions affecting creditors' rights generally. 5. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made respectively by EHI and the Shareholder in this Agreement shall survive the Closing and the exchange of the respective Shares called for hereunder.

6.       Miscellaneous.

    a. In the event any one or more of the provisions contained in this Agreement are for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions of this
         Agreement. This Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    b. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. The parties may not transfer or assign all or any part of their rights or obligations except to the extent expressly permitted by this Agreement or otherwise agreed to in writing by both parties.

    c. This Agreement constitutes the entire agreement and understanding between the parties, and may not be modified or amended except as in writing signed by both parties.

    d. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel.

    e.   This Agreement shall be interpreted by laws of the State of Utah.

    f. The parties hereby agree that, subject to applicable law, any dispute arising under this Agreement shall be submitted to binding arbitration. The prevailing party in such arbitration proceeding shall be entitled to reimbursement of any and all costs directly or indirectly related to such proceeding from the other party or parties subject to the proceeding.

    g. This Agreement may be executed in one or more counterparts, including electronic mail or facsimile, each of which may be considered an original copy hereof.

7. Closing. The Closing hereunder shall take place immediately after the Agreement is approved by the shareholders of EHI and after EHI successfully disseminates an information statement pursuant to Regulation 14C of the Securities Exchange Act of 1934. Closing shall consist of the parties delivering the securities, monies and other consideration contemplated hereunder, as well as any documents necessary to effect this Agreement.

8. Tax-free Exchange. Insofar as possible, the parties agree that the exchange of shares called for hereunder shall be a tax-free exchange under the tax laws and the Code, and not an acquisition of assets.

9. Conditions to Closing. The Closing called for hereunder shall be subject to, among other things:

    a.   The  delivery to EHI at Closing of the ICW share  certificates  and the
         accounting  information  called  for  herein,   pursuant  to  generally
         accepted accounting principles;

    b. The conduct of due diligence of ICW by EHI or its agent, satisfactory to the management of EHI that the books, records, and assets of ICW are in fact as have been represented;

    c. Resolutions by the boards of directors of EHI and ICW ratifying this transaction;

    d. An opinion of counsel satisfactory to EHI that ICW is a validly existing corporation, in good standing in its place of domicile, and that all corporate actions called for hereunder have been duly taken, and that, to such counsel's knowledge, there are no outstanding or threatened adverse legal actions, claims, or judgments, or the like, other than may have been duly disclosed in writing by management of ICW, and that all shares issued and outstanding in ICW are legally being transferred to EHI, free of any claims or liens of any kind or nature;

    e. Duly notarized affidavits from the Shareholder that it has valid right, title and interest in and to the shares being transferred, free of any and all claims or liens thereon.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


"EHI" - EUROTRONICS HOLDINGS  INCORPORATED       "ICW" - INTERCONNECT WEST, INC.

/s/ Michael Brodsky                                     /s/ Mark A. Tolman
Michael Brodsky, Vice President                        Mark A. Tolman, President

"CFSC" - CANTON FINANCIAL SERVICES                           MARK TOLMAN

/s/ Richard Surber                                       /s/ Mark Tolman
  Richard Surber, President                                 Mark Tolman

JAMES TILTON

/s/ James Tilton
  James Tilton